PRICING SUPPLEMENT
(To MTN Prospectus Supplement, General Prospectus Supplement and Prospectus, each dated March 31, 2006)
Pricing Supplement Number 2650

File No. 333-132911
Rule 424(b)(3)

Merrill Lynch & Co., Inc.
Medium-Term Notes, Series C
Due Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:	$25,000,000	**Original Issue Date:**	February 12, 2007
CUSIP Number:	59018YZN4	**Stated Maturity Date:**	July 29, 2011
Issue Price:	100.00%		

Interest Calculation:
- [x] Regular Floating Rate Note
- [ ] Inverse Floating Rate Note
  (Fixed Interest Rate):

Day Count Convention:
- [x] Actual/360
- [ ] 30/360
- [ ] Actual/Actual

Interest Rate Basis:
- [x] LIBOR
- [ ] CMT Rate
- [ ] Prime Rate
- [ ] Federal Funds Rate
- [ ] Treasury Rate
- [ ] Commercial Paper Rate
- [ ] Eleventh District Cost of Funds Rate
- [ ] CD Rate
- [ ] Other (see attached)

Designated CMT Page:
CMT Moneyline Telerate Page:

Designated LIBOR Page:
LIBOR MoneylineTelerate Page:
LIBOR Reuters Page: LIBOR01

Index Maturity:	One Month	**Minimum Interest Rate:**	Not Applicable
Spread:	0.1500%	**Maximum Interest Rate:**	Not Applicable
Initial Interest Rate:	Calculated as if the Original Issue Date was an Interest Reset Date	**Spread Multiplier:**	Not Applicable

Interest Reset Dates: Monthly, on the 29th, commencing on February 28, 2007, subject to modified following Business Day convention.

Interest Payment Dates: Monthly, on the 29th, commencing on February 28, 2007, subject to modified following Business Day convention. Short Stub at the first payment.

Repayment at the Option of the Holder: The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at the Option of the Company: The Notes cannot be redeemed prior to the Stated Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee: The Bank of New York

Underwriting Discount: 0.0000%

Dated: January 30, 2007